Exhibit 10.46

AMENDMENT NO. 2

CONSULTING AGREEMENT

Amendment No. 2 (this “Amendment”) to the Consulting Agreement, between Dinah Sah (“Consultant”) and Voyager Therapeutics, Inc. (“Voyager”) effective as of June 28, 2019 (the “Effective Date”) as amended by Amendment No. 1 to the Consulting Agreement, effective as of September 16, 2019 (together, the “Agreement”), is entered into as of June 27, 2022 (the “Amendment Effective Date”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given such terms in the Agreement.

WHEREAS, the parties previously entered the Agreement; and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and obligations set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Section 2 – Term & Termination shall be amended by deleting the first sentence and inserting in substitution thereof the following sentence:

“The term of this Agreement shall be from the Effective Date through June 30, 2024, unless earlier terminated in accordance with this Agreement or extended by mutual agreement (the “Term”).”

2.	Exhibit A: Section 2 – Compensation shall be amended by adding at the end of the subsection entitled “Fees” the following:

“Beginning June 27, 2022, $600 per hour, subject to the following.

Consultant and Voyager acknowledge that separate and independent from this Agreement, Consultant and Voyager have entered into the Scientific Advisory Board and Consulting Agreement, effective March 1, 2020, as amended (the “SAB Consulting Agreement”), pursuant to which Consultant may provide consulting services that are outside the scope of the Services. For purposes of this Agreement and the SAB Consulting Agreement, the services provided under this Agreement and the SAB Consulting Agreement, together, shall constitute “Combined Services.”

Consultant will be paid a retainer for the services performed under the SAB Consulting Agreement, which retainer shall be due and owing to Consultant regardless of the number of hours Consultant works under the SAB Consulting Agreement or this Agreement. However, if Consultant dedicates more than 50 hours of Combined Services to Voyager in any calendar year (including attendance at and travel to meetings of the SAB), Consultant shall be entitled to receive additional compensation at a rate of $600 per hour for each hour of service over and above 50 hours of Combined Services. Consultant shall invoice Voyager for each hour of Service over and above 50 hours of Combined Services. For the avoidance of doubt,

Consultant and Voyager confirm that for services rendered under both this Agreement and the SAB Consulting Agreement, Consultant shall be paid nothing extra beyond the amount of the retainer specified in the SAB Consulting Agreement, unless and until the amount of Combined Services exceeds 50 hours, at which point Consultant shall be compensated at a rate of $600 per hour for each hour of service in excess of 50 hours, regardless of whether the service is performed under this Agreement or the SAB Consulting Agreement.”

3.	Exhibit A: Section 3 – Period of Performance shall be amended by deleting the only sentence in the Section and inserting in substitution thereof the following sentence:

“Services are anticipated to commence on the Effective Date and be completed no later than June 30, 2024.”

4.	Except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain unmodified and in full force and effect.
5.

This Amendment may be executed and delivered by facsimile or electronically transmitted signature and in two or more counterparts, all of which together shall constitute one and the same instrument. The parties agree that upon being signed and delivered by the parties, this Amendment shall become effective and binding upon the parties, and that such signed copies will constitute evidence of the existence of this Amendment.

IN WITNESS WHEREOF, the parties hereto entered into this Amendment by their duly authorized representatives intending it to be effective as of the Amendment Effective Date.

VOYAGER THERAPEUTICS, INC.		DINAH SAH

By:	/s/ Robert Hesslein	By:	/s/ Dinah Sah

Name:	Robert Hesslein

Title:	Senior Vice President & General Counsel